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                                                                    EXHIBIT 10.2

                 AMENDED EXHIBIT A-1 FOR PERFORMANCE PERIOD 2004

                         SENIOR MANAGEMENT PARTICIPANTS



                                                                         MAXIMUM
                                                                   PARTICIPATION
 NAME                         POSITION                                PERCENTAGE
---------------------------------------------------------------------------------
SENIOR MANAGEMENT

Lawrence E. Daurelle          President & Chief Executive Officer           85%

[Information Regarding Other Plan Participants Omitted]


                                       1
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                  AMENDED EXHIBIT B FOR PERFORMANCE PERIOD 2004

                           INCENTIVE BONUS CALCULATION


An Incentive Bonus will be earned by a Participant based upon RSL's achieving the Measuring Objective of the Plan as set forth in Exhibit C. The Incentive Bonus will be the product of the Achievement Percentage as set forth in Exhibit D multiplied by the Participation Percentage times Base Salary.

The Participation Percentage is an amount as determined by the Participant's manager based on the Manager's assessment of the Participant's performance during the Performance Period, subject to the maximum percentage set forth in Exhibits A-1 and A-2. The actual Participation Percentage to be awarded is discretionary and will be based on the recommendations of the Participant's senior officer, subject to the approval of the President of RSL.

For Participants set forth in Exhibit A-1, the Committee in its sole discretion may elect to award the Incentive Bonus as either (a) cash or (b) a grant of options to purchase shares of Delphi Class A Common Stock ("Incentive Options"), or a combination of both, subject to the approval by the Stock Option and Compensation Committee of the Board of Directors of Delphi Financial Group, Inc. ("Delphi"). With regard to Incentive Options, the Incentive Bonus amount shall be divided by the fair market value of the Delphi Class A Common Stock on the date of grant of the option, and the quotient then multiplied by three (3), yielding the total number of Incentive Options awarded.

For Participants set forth in Exhibit A-2, the Incentive Bonus is payable in cash.

All Incentive Options shall be granted under Delphi's Second Amended and Restated Employee Stock Option Plan, as amended from time to time, and have the same characteristics and properties. The Incentive Option price per share shall be one hundred percent (100%) of the Fair Market Value of a share on the date of grant. For purposes hereof, "Fair Market Value" shall be the closing price on the date of grant of a share of Delphi Class A Common Stock, as reported on the New York Stock Exchange (the "NYSE"), or, if the shares are not then listed for trading on the NYSE, the closing price of the shares as reported on another recognized securities exchange or system. If the shares did not trade on the grant date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last business day on which the shares were traded preceding the grant date. Each Incentive Option shall have a term of ten (10) years, exercisable immediately in full. In the case of termination of employment, by either party, for any reason whatsoever (subject to the following sentence), options may be exercised any time during the remainder of the ten (10) year term. If a Participant's employment is terminated by the Company on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company, or any unauthorized disclosure of confidential information or trade secrets of the Company, all unexercised Incentive Options shall terminate as of the date of such termination.


                                       2
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                  AMENDED EXHIBIT C FOR PERFORMANCE PERIOD 2004

                              MEASURING OBJECTIVES


The 2004 Measuring Objective of the Plan is Life Insurance Companies Operating Income per the Elements of Profit on page two of the monthly financial package, for the life companies only. For 2004, this amount is $88,897,000.


August 6, 2004                         3

                  AMENDED EXHIBIT D FOR PERFORMANCE PERIOD 2004

                             ACHIEVEMENT PERCENTAGE

If the actual results of RSL in the 2004 Plan year equal or exceed the 2004 Measuring Objective, the 2004 Achievement Percentage will be equal to an amount as determined by the Chairman of the Board of RSL, such amount will not be less than 90% or greater than 110%.

If the actual results of RSL in the 2004 Plan year are less than the 2004 Measuring Objective, the Achievement Percentage will be an amount, if any, as determined by and at the sole discretion of the Chairman of the Board of RSL.


August 6, 2004                         4